UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2006

LECROY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26634	13-2507777
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

700 Chestnut Ridge Road
Chestnut Ridge, New	10977
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 425-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e4(c))

INTRODUCTORY NOTE

On October 2, 2006, LeCroy Corporation (“LeCroy” or the “Company”) completed its acquisition (the “Acquisition”) of Catalyst Enterprises, Inc. (“Catalyst”). On October 3, 2006 the Company filed a Current Report on Form 8-K (the “Current Report”) to report the Acquisition. The purpose of this Amendment No. 1 to the Current Report is to update Item 9.01, Financial Statements and Exhibits.

The compilation of the Catalyst financial statements as of and for the year ended December 31, 2005 has been completed and, based on the results of the significant subsidiary test performed by the Company in accordance with Rule 1-02(w) of Regulation S-X, the Company has determined that no financial information is required to be filed under Rule 3-05 of Regulation S-X with respect to the acquisition of Catalyst.

The Company hereby amends and restates Item 9.01 of the Current Report to read in its entirety as follows:

Section 9. Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

No financial statements relating to the acquisition of Catalyst are required pursuant to Rule 3-05 of Regulation S-X.

(b) Pro Forma Financial Information

No pro forma financial information relating to the acquisition of Catalyst are required pursuant to Article 11 of Regulation S-X.

(c) Shell Company Transactions

Not applicable.

(d) Exhibits

Exhibit No.	Description

2.1 *

Agreement and Plan of Merger dated as of September 29, 2006, among 2006 Franklin Congress Corporation, a California corporation and a wholly owned subsidiary of the Company (“Sub”), Catalyst Enterprises, Inc., a California corporation (“Catalyst”), and Nader Salehomoum, as Equityholder Representative.

99.1 *	Press release dated October 3, 2006, with respect to the completion of the Registrant’s acquisition of Catalyst Enterprises, Inc.

* Previously filed as an exhibit to the Company’s current report on Form 8K filed with the Securities and Exchange Commission on October 3, 2006, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECROY CORPORATION, a Delaware corporation

Date: December 5, 2006	By: /s/ Sean B. O'Connor Sean B. O’Connor Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

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